Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-185926, and No. 333-181592) and Form S-8 (No. 333-173807) of Tesoro Logistics LP of our report dated June 26, 2014 relating to the financial statements of QEP Field Services Company, which appears in the Current Report on Form 8-K of Tesoro Logistics LP dated October 19, 2014.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 11, 2014